As filed with the Securities and Exchange Commission on June 24, 2015
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Hornbeck Offshore Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	72-1375844
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
103 NORTHPARK BOULEVARD, SUITE 300
COVINGTON, LA 70433
(Address of Principal Executive Offices) (Zip Code)
HORNBECK OFFSHORE SERVICES, INC.
2005 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)
Todd M. Hornbeck
President, Chief Executive Officer and Chairman
Hornbeck Offshore Services, Inc.
103 Northpark Boulevard, Suite 300
Covington, Louisiana 70433
(985) 727-2000
(Name, address and telephone number, including area code, of agent for service)
With Copies to:
R. Clyde Parker, Jr., Esq.
Winstead PC
24 Waterway Avenue, Suite 500
The Woodlands, Texas 77380
(281) 681-5900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2005 Employee Stock Purchase Plan Common Stock, $0.01 par value per share (3)	1,500,000	$20.73	$31,095,000.00	$3,613.24

(1)
Pursuant to Rule 416, this registration statement also covers an indeterminable number of additional shares of the registrant’s common stock which may become issuable under the Hornbeck Offshore Services, Inc. 2005 Employee Stock Purchase Plan by reason of any stock split, stock dividend, reverse stock split, combination of shares or any other similar increase or decrease in the number of the registrant’s common shares issued and outstanding.

(2)
Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating amount of registration fee and based upon the average of the high and low prices of the Common Stock of Hornbeck Offshore Services, Inc., as reported on the New York Stock Exchange on June 19, 2015.

(3)	Including associated preferred stock purchase rights. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced or traded separately from our common stock.

Explanatory Note
Pursuant to General Instruction E on Form S-8 (Registration of Additional Securities), Hornbeck Offshore Services, Inc., a Delaware corporation, or the Registrant, is filing this Registration Statement on Form S-8 for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 filed on May 6, 2005 (Registration No. 333-124698) relating to the Hornbeck Offshore Services, Inc. 2005 Employee Stock Purchase Plan (the “Plan”) is effective. The Registrant is increasing the number of shares of common stock to be issued under the Plan by 1,500,000 shares, from 700,000 shares to 2,200,000 shares. The stockholders of the Registrant approved amendments to the Plan, one of which included increasing the number of shares of common stock to be issued under the Plan by 1,500,000 shares, from 700,000 shares to 2,200,000 shares at the annual meeting of stockholders of the Registrant on June 18, 2015. Pursuant to General Instruction E on Form S-8, the contents of the original Registration Statement on Form S-8 (Registration No. 333-124698) are hereby incorporated by reference and made a part hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, State of Louisiana on June 24, 2015.

HORNBECK OFFSHORE SERVICES, INC.

By:	/s/ Todd M. Hornbeck
Todd M. Hornbeck
President and Chief Executive Officer

KNOW ALL THESE MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Todd M. Hornbeck and James O. Harp, Jr., and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this registration statement, whether on Form S-8 or otherwise, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
/s/ Todd M. Hornbeck (Todd M. Hornbeck)	Chairman of the Board, President, Chief Executive Officer, and Director (Principal Executive Officer)	June 24, 2015
/s/ James O. Harp, Jr. (James O. Harp, Jr.)	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 24, 2015
/s/ Larry D. Hornbeck (Larry D. Hornbeck)	Director	June 24, 2015
/s/ Bruce W. Hunt (Bruce W. Hunt)	Director	June 24, 2015
/s/ Steven W. Krablin (Steven W. Krablin)	Director	June 24, 2015
/s/ Patricia B. Melcher (Patricia B. Melcher)	Director	June 24, 2015
/s/ Kevin O. Meyers (Kevin O. Meyers)	Director	June 24, 2015
/s/ John T. Rynd (John T. Rynd)	Director	June 24, 2015
/s/ Bernie W. Stewart (Bernie W. Stewart)	Director	June 24, 2015
/s/ Nicholas L. Swyka Jr. (Nicholas L. Swyka Jr.)	Director	June 24, 2015

EXHIBIT INDEX

Exhibit Number		Description of Exhibit
4.1	_	Second Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q for the quarter ended March 31, 2005).
4.2	_
Amended and Restated Certificate of Designation of Series A Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on July 2, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed July 3, 2013).

4.3	_	Fourth Restated Bylaws of the Company adopted June 30, 2004 (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-Q for the quarter ended June 30, 2004).
4.4	_	Amendment No. 1 to Fourth Restated Bylaws of the Company adopted June 21, 2012 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 27, 2012).
4.5	_
Specimen stock certificates for the Company’s common stock, $0.01 par value (for U.S. citizens and non-U.S. citizens) (incorporated by reference to Exhibit 4.4 to the Company’s Form 8-A/A filed July 3, 2013, Registration No. 001-32108).

4.6	_
Indenture dated as of August 13, 2012 by and among Hornbeck Offshore Services, Inc., the guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (including form of 1.500% Convertible Senior Notes due 2019) (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 13, 2012).

4.7	_
Confirmation of Base Call Option Transaction dated as of August 7, 2012 by and between Hornbeck Offshore Services, Inc. and Barclays Bank PLC (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 13, 2012).

4.8	_
Confirmation of Base Call Option Transaction dated as of August 7, 2012 by and between Hornbeck Offshore Services, Inc. and JPMorgan Chase Bank, National Association, London Branch (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on August 13, 2012).

4.9	_
Confirmation of Base Call Option Transaction dated as of August 7, 2012 by and between Hornbeck Offshore Services, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on August 13, 2012).

4.10	_
Confirmation of Additional Base Call Option Transaction dated as of August 8, 2012 by and between Hornbeck Offshore Services, Inc. and Barclays Bank PLC (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on August 13, 2012).

4.11	_
Confirmation of Additional Base Call Option Transaction dated as of August 8, 2012 by and between Hornbeck Offshore Services, Inc. and JPMorgan Chase Bank, National Association, London Branch (incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on August 13, 2012).

4.12	_
Confirmation of Additional Base Call Option Transaction dated as of August 8, 2012 by and between Hornbeck Offshore Services, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.7 to the Company’s Current Report on Form 8-K filed on August 13, 2012).

4.13	_
Confirmation of Base Warrant dated as of August 7, 2012 by and between Hornbeck Offshore Services, Inc. and Barclays Bank PLC (incorporated by reference to Exhibit 4.8 to the Company’s Current Report on Form 8-K filed on August 13, 2012).

4.14	_
Confirmation of Base Warrant dated as of August 7, 2012 by and between Hornbeck Offshore Services, Inc. and JPMorgan Chase Bank, National Association, London Branch (incorporated by reference to Exhibit 4.9 to the Company’s Current Report on Form 8-K filed on August 13, 2012).

4.15	_
Confirmation of Base Warrant dated as of August 7, 2012 by and between Hornbeck Offshore Services, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.10 to the Company’s Current Report on Form 8-K filed on August 13, 2012).

4.16	_
Confirmation of Additional Warrants dated as of August 8, 2012 by and between Hornbeck Offshore Services, Inc. and Barclays Bank PLC (incorporated by reference to Exhibit 4.11 to the Company’s Current Report on Form 8-K filed on August 13, 2012).

4.17	_
Confirmation of Additional Warrants dated as of August 8, 2012 by and between Hornbeck Offshore Services, Inc. and JPMorgan Chase Bank, National Association, London Branch (incorporated by reference to Exhibit 4.12 to the Company’s Current Report on Form 8-K filed on August 13, 2012).

4.18	_
Confirmation of Additional Warrants dated as of August 8, 2012 by and between Hornbeck Offshore Services, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.13 to the Company’s Current Report on Form 8-K filed on August 13, 2012).

4.19	_
Rights Agreement dated as of July 1, 2013 between Hornbeck Offshore Services, Inc. and Computershare Inc., as Rights Agent, which includes as Exhibit A the Amended and Restated Certificate of Designation of Series A Preferred Stock, as Exhibit B the form of Right Certificate and as Exhibit C the form of Summary of Rights to Purchase Shares (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 3, 2013).

*5	_	Opinion of Winstead PC.
*23.1	_	Consent of Winstead PC (contained in Exhibit 5).
*23.2	_	Consent of Ernst & Young LLP.
*24	_	Powers of Attorney (set forth on the signature page).
99.1	_
Hornbeck Offshore Services, Inc. 2005 Employee Stock Purchase Plan, effective May 3, 2005 (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed May 6, 2005).

99.2	_
First Amendment to the Hornbeck Offshore Services, Inc. 2005 Employee Stock Purchase Plan, effective June 18, 2015 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed June 24, 2015).

*	Filed herewith.